UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ARCHEMIX CORP.
(Exact name of registrant as specified in its charter)

Delaware	04-3511153
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
300 Third Street
Cambridge, Massachusetts 02142
(Address of principal executive offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: File No. 333-144837 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Exchange Act:          None.

Item 1. Description of Registrant’s Securities to be Registered
The description under the heading “Description of Capital Stock” relating to the Registrant’s common stock, $0.0001 par value per share, in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-144837), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, is hereby incorporated by reference, together with any amendment to such description in any form of prospectus that is subsequently filed by the Registrant that constitutes part of the Registration Statement.
Item 2. Exhibits
The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description

3.2*	Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the completion of the offering made under the Registration Statement.

3.4*	Amended and Restated Bylaws of the Registrant to be effective upon the completion of the offering made under the Registration Statement.

4.1*	Form of Common Stock Certificate.
* Incorporated by reference to the identically numbered exhibit to the Registration Statement.
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARCHEMIX CORP.

By:	/s/ Gregg D. Beloff

Gregg D. Beloff
Vice President, Chief Financial Officer

Date:	October 31, 2007

Exhibit Index

Exhibit Number	Description

3.2*	Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the completion of the offering made under the Registration Statement.

3.4*	Amended and Restated Bylaws of the Registrant to be effective upon the completion of the offering made under the Registration Statement.

4.1*	Form of Common Stock Certificate.
* Incorporated by reference to the identically numbered exhibit to the Registration Statement.